Exhibit 10.8
LOAN AGREEMENT
(English Translation)

THIS LOAN AGREEMENT, is made this thirty-first day of December, 2009, by and among Harbin Tianmu Pharmaceuticals Co., Ltd., a Chinese corporation (hereinafter knows as “BORROWER”) and Harbin Tianmu Real Estate Development Co., Ltd. a Chinese corporation (hereinafter knows as “LENDER”). BORROWER and LENDER shall collectively be known herein as “the Parties”. In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

In order to define the rights and obligations of the Borrowers and the Lender under relevant loan arrangements, the Parties hereby agree as follows:

Article 1 Amount and Interest Rate of Loan

1.1 Subject to the terms and conditions herein, the Lender agrees to provide the Borrowers with a loan with the principal of RMB 2,070,947.10

1.2 The interest rate of the Loan hereunder is 7% per year.

Article 2 Use and Term of Loan

2.1	The term of the Loan hereunder shall be five(5) years, counted from the day when the Loan is provided.

2.2	The loan should be used for the company’s working capital.

Article 3 Repayment

3. The borrower should pay the Debt in full at the maturity date.

Article 4 Defaulting Liabilities

3.1 The Borrowers undertake to hold the Lender harmless and indemnify the Lender against any actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings which the Lender may suffer or be subject to as a result of any default by the Borrowers of its obligations hereunder.

3.2 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

This agreement is made out in two originals, one for each party .Both of them have the same force and effect.

(Signature page)

IN WITNESS WHEREOF, the Parties have caused this Loan Agreement to be executed as of the date and in the place first set forth above.

Harbin Tianmu Pharmaceuticals Co., Ltd

By: Corporate seal

Harbin Tianmu Real Estate Development Co., Ltd.

By: Corporate seal